EXHIBIT 10.59

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement (the “Amendment”) is made effective this 21st day of January, 2003 (the “Effective Date”), by and between E*TRADE Group, Inc., a Delaware corporation (“Company”), and [Name of Officer] (“Executive”).

A.    The Company and Executive are parties to an employment agreement dated May 1, 2002 (the “Employment Agreement”).

B.    Paragraph 3(d) of the Employment Agreement provides that, in the event of a Change in Control of the Company (as defined in the Employment Agreement), all outstanding grants of stock options and/or restricted stock shall become immediately vested.

C.    The Company and Executive have agreed that this provision of the Employment Agreement is no longer in the interest of either of the parties. Therefore, in exchange for good and valuable consideration, the sufficiency of which is acknowledged by each of the parties, the Employment Agreement is hereby amended to delete Paragraph 3(d) in its entirety.

D.    Except as specifically provided above, all other terms and conditions of the Employment Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

E*TRADE GROUP, INC.

/s/ GEORGE HAYTER
By:	George Hayter Lead Director

EXECUTIVE

/s/